EXHIBIT 4.1

                FORM OF SPECIMEN STOCK CERTIFICATE OF LABTEC INC.




         Number             [LOGO of Labtec Inc.]                      Shares

         LA
         -------                                                       ---------
                                   LABTEC INC.
        Incorporated under the laws of the Commonwealth of Massachusetts

         Common Stock                                     CUSIP  505450 10 6


                  THIS CERTIFIES that __________________________



                  is the owner of ______________________________

         FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF LABTEC INC. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
         Dated:



/s/ Marc J. Leder        [Corporate Seal of Labtec Inc.]  /s/ Robert G. Wick
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Treasurer                                                   President